Filed Pursuant to Rule 424(b)(3)
Registration File No.: 333-273508

BLACKROCK PRIVATE INVESTMENTS FUND

Supplement dated April 6, 2026 to the

Statement of Additional Information of BlackRock Private Investments Fund,

dated July 29, 2025, as supplemented to date

This supplement amends certain information in the Statement of Additional Information (“SAI”) of BlackRock Private Investments Fund (the “Fund”), dated July 29, 2025, as supplemented to date. Unless otherwise indicated, all other information included in the SAI that is not inconsistent with the information set forth in this supplement remains unchanged. Capitalized terms not otherwise defined in this supplement have the same meaning as in the SAI.

Effective immediately, the following change is made to the Fund’s SAI:

The list following the last paragraph in the sub-section of the SAI entitled “Distribution of Fund Shares — Additional Payments to Financial Intermediaries” is deleted in its entirety and replaced with the following:

Aretec Group, Inc. dba Cetera Holdings

Cetera Advisors LLC

Cetera Financial Specialists LLC

Cetera Investment Services LLC

Cetera Wealth Services LLC

Charles Schwab & Co., Inc.

Morgan Stanley Smith Barney LLC

National Financial Services LLC

Northwestern Mutual Investment Services, LLC

Pershing LLC

Investors should retain this supplement for future reference.

SAI-BPIF-0426SUP